UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2012

SPECTRUM PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal year 2012 is turning out to be exceptional and the best in the history of Spectrum Pharmaceuticals, Inc. (the “Company”). The Company generated revenue and profits in each quarter this year, while keeping a close control on our expenses. The aggressive goals and objectives that were established by the Board of Directors of the Company (the “Board”) for the Company’s Chief Executive Officer (“CEO”) and the Company at the beginning of the year have been exceeded. Among other objectives, the major goals included: acquiring a marketed drug in the hematology/oncology space; acquiring world-wide rights for Zevalin from Bayer AG; achieving increased revenues and profits; recruiting top talent including a Chief Operating Officer; managing cash flows; and maintaining tight control over expenses.

On December 19, 2012, the Compensation Committee of the Board (the “Committee”) determined that the Company materially accomplished all major goals established at the outset of 2012. The Company has exceeded its strong 2011 performance and is different from its peers as one of the only profitable and cash generating oncology companies of comparable size. With three marketed proprietary oncology products and a portfolio of pipeline compounds, including two late stage products, the leadership of a strong management team has the Company poised for future growth. The Company continued in 2012 to build value for shareholders, mature its late stage drugs, and help patients, as tens of thousands of patients with cancer this year have been treated with drugs that the Company markets.

Based on the foregoing assessment of the Company’s performance, the Committee, on December 19, 2012, determined performance awards for the Company’s principal executive officer, principal financial officer and its Executive Vice President and Chief Operating Officer. Fiscal 2012 cash bonuses and fiscal 2013 base salaries (effective January 1, 2013) are as set forth in the table below:

Name	Position	Fiscal 2013 Salary ($)	Cash Bonus Award ($)
Rajesh C. Shrotriya, MD	Chairman, Chief Executive Officer and President	900,000	1,600,000

Joseph Kenneth Keller	Executive Vice President and Chief Operating Officer	525,000	213,000	*

Brett L. Scott	Senior Vice President and Acting Chief Financial Officer	250,000	50,000

*	Joseph Kenneth Keller was an employee for part of 2012

In determining compensation for the Company’s above-referenced named executive officers, the Committee evaluated each executive officer’s performance based primarily on individual contributions toward the advancement of the Company’s business objectives. In addition, the Committee used broad-based third party surveys to obtain a general understanding of current compensation practices. The Committee’s determination of individual performance awards took into account the recommendations of Dr. Rajesh Shrotriya, the CEO and President, with respect to the individual performance of the other named executive officers referenced above as to whether such executive officers substantially achieved the stated objectives or overperformed or underperformed with respect to corporate objectives that were deemed to be important to the success of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectrum Pharmaceuticals, Inc.

Date: December 24, 2012	By:	/s/ BRETT L. SCOTT
	Name:	Brett L. Scott
	Title:	Senior Vice President and Acting Chief Financial Officer